LIMITED STANDSTILL AGREEMENT

THIS LIMITED STANDSTILL AGREEMENT (the “Agreement”) is made as of the 1st day of September, 2006, by the signatories hereto (each a “Holder”), in connection with his ownership of shares of common stock of OXFORD MEDIA, INC., a Nevada corporation (the “Company”).

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

1.    Background.

a.    Holder is the beneficial owner of the amount of shares of the Common Stock, $.001 par value, of the Company (“Common Stock”) designated on the signature page hereto.

b.    Holder acknowledges that the Company has entered into or will enter into an agreement with each subscriber (“Subscription Agreement”) to the Company’s notes and warrants (the “Subscribers”), for the sale of an aggregate of up to $9,500,000 of principal amount of convertible promissory notes (“Notes”) and warrants to the Subscribers (the “Offering”). Holder understands that, as a condition to proceeding with the Offering, the Subscribers have required, and the Company has agreed to obtain, an agreement from the Holder to refrain from selling any securities of the Company from the date of the Subscription Agreement and until the sooner of (i) the Notes are no longer outstanding; or, (ii) the date the Registration Statement (as defined in Section 13.1(iv) of the Subscription Agreement) has been effective for use in the unrestricted public resale of the Common Stock for 365 days (the “Restriction Period”).

2.    Share Restriction.

a.    Holder hereby agrees that during the Restriction Period, the Holder will not sell or otherwise dispose of any shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock or any other security of the Company which Holder owns or has a right to acquire as of the date hereof and the Initial Closing Date (as defined in the Subscription Agreement), other than in connection with an offer made to all shareholders of the Company or any merger, consolidation or similar transaction involving the Company, or as otherwise permitted below.

b.    Holder further agrees that the Company is authorized to and the Company agrees to place “stop orders” on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Holder in violation of this Agreement.

c.    Any subsequent issuance to and/or acquisition of shares or the right to acquire shares by Holder will be subject to the provisions of this Agreement.

d.    Notwithstanding the foregoing restrictions on transfer, the Holder may, from time to time during the Restriction Period, transfer the Common Stock (i) as bona fide gifts or transfers by will or intestacy; (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Holder, provided that any such transfer shall not involve a disposition for value; (iii) to a partnership which is the general partner of a partnership of which the Holder is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing prior to the transfer, to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned;(iv) in an amount not to exceed in any calendar month 5% of the average trading volume for the immediately preceding calendar month, but in no event shall (1) all Holders, in the aggregate, exceed this 5% limitation in any calendar month, and (2) any single Holder transfer in any calendar year more than 10% of the shares beneficially owned by that Holder. For purposes hereof, “immediate family” means any relationship by blood, marriage, or adoption, not more remote than first cousin. Notwithstanding the foregoing, HERBERT PRESLEY, upon five (5) days written notice, shall be entitled to a one-time transfer of no more than forty percent (40%) of the shares beneficially owned by him for the sole purpose of acquiring a principal residence.

3.    Miscellaneous.

a.    At any time, and from time to time, after the signing of this Agreement Holder will execute such additional instruments and take such action as may be reasonably requested by the Subscribers to carry out the intent and purposes of this Agreement.

b.    This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction, except to the extent that the securities laws of the state in which Holder resides and federal securities laws may apply. Any proceeding brought to enforce this Agreement may be brought exclusively in courts sitting in New York County, New York.

c.    This Agreement contains the entire agreement of the Holder with respect to the subject matter hereof.

d.    This Agreement shall be binding upon Holder, its legal representatives, successors, and assigns.

e.    This Agreement may be signed and delivered by facsimile or by E-Mail delivery of a “.pdf” format data file and such facsimile or E-Mail signed and delivered shall be enforceable.

f.    The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement.

g.    This Agreement may be executed in any number of original, fax, or electronic counterparts, and all counterparts shall be considered together as one agreement.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Limited Standstill Agreement as of the day and year first above written.

HOLDER:	COMPANY:

OXFORD MEDIA, INC.
_____________________________

NAME: ______________________	BY: ______________________________

NAME: ___________________________

TITLE: ____________________________
Number of Shares of Common Stock Actually Owned: _________________

Number of Additional Shares of Common Stock Beneficially Owned: _________________